EXHIBIT 99

In our third quarter 2004 Earnings Conference Call to be held at 2:00 P.M. (EDT) on August 25, 2004, we will provide the following guidance regarding our expected results of operations for our fiscal years ending October 31, 2004 and 2005. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until October 31, 2004.

For ease of reference, we have included the actual results for our first three fiscal quarters of fiscal 2004. The columns designated as "Low" represents the low end of the range of unit deliveries, average price, home building gross margins as a percentage of home building revenues and selling, general and administrative expenses ("SG&A") as a percentage of total revenues. The columns designated "High" represent the upper end of the range of unit deliveries, average price, home building gross margins as a percentage of home building revenues and SG&A as a percentage of total revenues. We expect that the actual results of operations will be somewhere in between the low end and the high end of the range provided.

Home building revenues and unit deliveries in fiscal 2004 are expected to be:

                                                Unit Deliveries                         Average Price
                                         -------------------------------   -----------------------------------------
                                          Actual         Estimated            Actual              Estimated
                                         ---------  --------------------   -------------  --------------------------
                                                      Low        High                         Low          High
                                                    ---------  ---------                  ------------  ------------
Quarter ended January 31, 2004              1,085                              $543,389
Quarter ended April 30, 2004                1,463                              $556,602
Quarter ended July 31, 2004                 1,684                              $588,637
Quarter ending October 31, 2004                        2,075      2,175                      $580,000      $590,000
Fiscal 2004                                            6,300      6,400                      $570,000      $575,000


Home building gross margins as a percentage of home building revenues in fiscal 2004 are expected to be:

                                        Actual              Estimated
                                      -----------   -------------------------
                                                       Low           High
                                                    -----------   -----------

Quarter ended January 31, 2004            28.35%
Quarter ended April 30, 2004              28.10%
Quarter ended July 31, 2004               28.43%
Quarter ending October 31, 2004                         28.07%        28.07%
Fiscal 2004                                             28.24%        28.24%



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Land sales revenues and gross margins for fiscal 2004 are expected to be approximately:

                                               Actual          Estimated
                                           ----------------  ---------------
                                                    (In thousands)
Revenue
----------------------------------------
Quarter ended January 31, 2004                     $ 5,987
Quarter ended April 30, 2004                       $ 2,011
Quarter ended July 31, 2004                        $12,940
Quarter ending October 31, 2004                                     $ 2,000
Fiscal 2004                                                         $23,000

                                               Actual          Estimated
                                           ----------------  ---------------
Gross Margin
----------------------------------------
Quarter ended January 31, 2004                       11.4%
Quarter ended April 30, 2004                         25.3%
Quarter ended July 31, 2004                          42.0%
Quarter ending October 31, 2004                                       20.0%
Fiscal 2004                                                           30.0%


Other income for fiscal 2004 is expected to be approximately:

                                               Actual         Estimated
                                           --------------  ---------------
                                                   (In thousands)

Quarter ended January 31, 2004                    $1,683
Quarter ended April 30, 2004                      $2,436
Quarter ended July 31, 2004                       $3,364
Quarter ending October 31, 2004                                   $ 4,000
Fiscal 2004                                                       $11,500


Income from unconsolidated entities for fiscal 2004 is expected to be approximately:

                                              Actual         Estimated
                                           -------------   --------------
                                                 (In thousands)

Quarter ended January 31, 2004                $  665
Quarter ended April 30, 2004                  $  729
Quarter ended July 31, 2004                   $5,551
Quarter ending October 31, 2004                                 $ 8,000
Fiscal 2004                                                     $15,000

Selling, general and administrative expenses as a percentage of total revenues in fiscal 2004 are expected to be:

                                               Actual                     Estimated
                                           ----------------    --------------------------------
                                                                     Low              High
                                                               ----------------    ------------
Quarter ended January 31, 2004                 12.82%
Quarter ended April 30, 2004                   10.97%
Quarter ended July 31, 2004                    10.23%
Quarter ending October 31, 2004                                     9.20%              9.30%
Fiscal 2004                                                        10.50%             10.45%

Interest expense as a percentage of total revenues for the nine months and three months ended July 31, 2004 was 2.5% and 2.4%, respectively. Interest expense as a percentage of total revenues is expected to be approximately 2.5% for the fourth quarter of fiscal 2004. For the full 2004 fiscal year, interest expense as a percentage of total revenues is expected to be approximately 2.5%.

Our effective income tax rate for the nine months and three months ended July 31, 2004 was 36.7% and 36.8% of income before income taxes, respectively. Our effective income tax rate for the fourth quarter of fiscal 2004 is expected to be approximately 37% of income before income taxes and for the full fiscal year of 2004 is expected to be approximately 36.85% of income before income taxes.

In-the-money stock options are included in shares outstanding using the "treasury stock method" for calculating common stock equivalents. Because we have assumed that our stock price will continue to increase during the remainder of fiscal 2004, the number of shares used to determine earnings per share will increase in the fourth quarter of fiscal 2004. We estimate that the share count for determining diluted earnings per share will average 81.8 million shares for the fourth quarter of fiscal 2004 and 81.3 million shares for fiscal 2004.

OVERVIEW OF FISCAL 2005

For fiscal 2005, we expect unit deliveries to be between 7,700 homes and 8,000 homes and the average delivered price per home will be in excess of $600,000. In addition, we expect net income to grow by at least 30% above net income for fiscal 2004 and diluted earnings per share to grow by at least 25% above fiscal 2004 diluted earnings per share.

FORWARD LOOKING STATEMENT

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.